19500 SW 90th Court
Tualatin, Oregon 97062

October 7, 2005

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for November 16, 2005. Enclosed please find a copy of our proxy statement for this meeting, as well as a copy of our 10-KSB for the year ended December 31, 2004.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for many of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure your shares are represented at the meeting.

At this meeting, shareholders are being asked to elect the directors of the Company. The matters to be considered at the meeting are explained in greater detail in the body of the proxy statement, and we encourage you to review this information.

Please take a moment to sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting.

We thank you for your attention to this matter and for your continuing support of the Company.

Very truly yours,

JAMES M. WILLIAMS
Chairman of the Board

19500 SW 90th Court
Tualatin, Oregon 97062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 16, 2005

To the Shareholders of microHelix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of microHelix, Inc., an Oregon corporation (the "Company"), will be held at 10:00 a.m., Pacific Time, on Wednesday, November 16, 2005, at the Company's offices at 19500 SW 90th Court, Tualatin, Oregon, 97062 for the following purposes:

1. To elect six directors to serve until the next annual meeting of shareholders or until their successors are elected; and

2. To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on September 26, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on September 26, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors

JAMES M. WILLIAMS
Chairman of the Board

Portland, Oregon
October 7, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MICROHELIX, INC.

19500 SW 90th Court
Tualatin, Oregon 97062

PROXY STATEMENT

2005 Annual Meeting of Shareholders

General

This Proxy Statement is being furnished to the shareholders of microHelix, Inc., an Oregon corporation ("microHelix" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors ("Board of Directors") from holders of the outstanding shares of microHelix common stock ("Common Stock") and of microHelix Series B Preferred Stock ("Series B Preferred") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held at the Company's offices at 19500 SW 90th Court, Portland, Oregon, at 10:00 a.m. on November 16, 2005, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked to elect six members of the Board of Directors and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of microHelix on or about October 7, 2005.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on September 26, 2005 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock and of Series B Preferred at the close of business on such date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote on all matters properly presented at the Annual Meeting. Each share of Series B Preferred entitles its owner to four votes, which is equal to the number of shares of Common Stock that would currently be obtained upon conversion of a share of Series B Preferred, on all matters properly presented at the Annual Meeting.

On the record date, there were 38 holders of record and approximately 498 beneficial holders of the 2,096,080 shares of Common Stock then outstanding. On the record date, there were 24 record and beneficial holders of the 2,250,000 shares of Series B Preferred then outstanding which are entitled to 9,000,000 votes at the Annual Meeting. The total number of votes eligible to be cast at the Annual Meeting is 11,096,080. The presence, in person or by proxy, of a majority of the total number of votes held by holders of Common Stock and of Series B Preferred entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. All other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee for director, and are not counted for or against any proposal at issue.

microHelix issued 2,250,000 shares of Series B Preferred on April 8, 2005 in connection with its acquisition of Moore Electronics, Inc. ("MEI"). The shares were issued for cash or as purchase price consideration to a shareholder of MEI. See "Stock Owned by Management and Principal Shareholders." Immediately prior to the issuance of the Series B Preferred, microHelix had outstanding 2,082,746 shares of Common Stock that were entitled to one vote per share. Each share of Series B Preferred Stock currently has four votes, for a total of 9,000,000 votes, which represents approximately 81% of the votes eligible to be cast on virtually all corporate matters. The holders of Series B Preferred, as a group, have the ability to control microHelix.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of all the nominees named below for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of shareholders, although all members of the Board of Directors are encouraged to attend if they are available to do so. One director attended the 2004 annual meeting of shareholders.

A shareholder who executes a proxy retains the right to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. The proxy may also be revoked by voting in person at the Annual Meeting. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected, each for a one-year term. All members of the Board of Directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors, or until death, resignation, or removal.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Although the current number of directors is six, the Company's bylaws allow the election of up to nine directors. The existing Board of Directors may choose to appoint additional directors prior to the Company's 2006 annual meeting of shareholders.

Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as directors. Each of the listed nominees is currently serving on the Board of Directors. Also set forth is certain information with respect to each such person's age at September 26, 2005, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of microHelix and positions currently held with microHelix.

Name	Age	Position
James M. Williams	62	Director and Chairman of the Board
Tyram H. Pettit	54	Director, President, Chief Executive Officer, Vice President - Finance and Assistant Secretary
Terrence A. Rixford	69	Director and Secretary
John L. Crary	51	Director
Marti D. Lundy	58	Director
James M. Thornton	52	Director

James M. Williams has been a director of microHelix since 1998 and was elected Chairman of the Board in April 2003. He was the Chairman of Encore Senior Living, LLC, one of the nation's largest privately held providers of senior living services, until May 2005. From Encore's inception in 1996 until his retirement in 2001, Mr. Williams was President and CEO. Prior to Encore, Mr. Williams was a co-founder, Chief Operating Officer and Vice-Chairman of Brim, Inc., one of the nation's leading hospital management companies, which merged into Providence Healthcare Inc. in 1996. Mr. Williams obtained a B.S. in Engineering and an M.B.A. from Oregon State University.

Tyram H. Pettit has served as President and Chief Executive Officer of microHelix since August 2002, and has also served as our Vice-President - Finance and Assistant Secretary since June 2004. Mr. Pettit has been a director of microHelix since 1998, joined the Company in June 2001 as Director of Business Development, and served the Company as Chief Operating Officer from December 2001 to August 2002. Mr. Pettit has over 30 years of finance and management experience in commercial and investment banking with Bank of America, Union Bank and Glen Eden Capital and has served in various executive positions with several small growth companies, including CMC ReSearch, The Coast Airlines and Djangos.com. From 1988 to 1991, Mr. Pettit served as President of Vailwood Products, the manufacturer of Vailtex and LiquiGrip high performance latex exam gloves for the biotechnology and laboratory markets. Between 1983 and 1984, Mr. Pettit served the Reagan Administration as a Special Assistant in the Federal Aviation Administration. Mr. Pettit holds a B.A. in Liberal Arts from Pomona College and an M.B.A. in Finance from the Columbia University Graduate School of Business.

Terrence A. Rixford has been a director of microHelix since September 2001 and has been our Secretary since August 2002. Mr. Rixford also served as microHelix's Chief Financial Officer from September 2001 through April 2004, and as our Senior Vice President - Finance from August 2002 through April 2004. From 1998 to 2001, Mr. Rixford was involved in various charitable activities. From 1992 to 1998, Mr. Rixford was Vice President, Finance for Analogy, Inc., a software design company (subsequently acquired by Avant! Corporation in March 2000). During his employment at Analogy, Inc., he was involved with its initial public offering. Mr. Rixford has more than 30 years of experience in senior financial positions in the high technology industry. Mr. Rixford earned a B.S. in Business Administration from Mt. St. Mary's College and an M.B.A. in Accounting from the Cornell University Graduate School of Business.

John L. Crary became a director of microHelix in June 2001. Since 1999 Mr. Crary has been the managing member of Crary Enterprises, LLC, a private investment company. Since 1988 Mr. Crary has been an independent corporate financial advisor and private investor in various biotechnology, software and other early stage business ventures. Mr. Crary began his business career in 1980 as an investment banker with E.F. Hutton & Company Inc. Mr. Crary is also a director of Scheid Vineyards, Inc. and is Chairman of the Board of Trustees of the OCM Gold Fund, a mutual fund investing in gold securities. Mr. Crary holds a B.A. in Social Ecology from the University of California at Irvine and an M.B.A. from the Columbia University Graduate School of Business.

Marti D. Lundy became a director of microHelix in May 2005 upon the acquisition by microHelix of Moore Electronics, Inc. ("MEI"). Ms. Lundy was a founder of MEI and served as its Vice President and as a director since its inception in 1978. MEI is a leading supplier of custom and complex cable assemblies to both medical and commercial original equipment manufacturers. Ms. Lundy was appointed the Vice President - Moore Electronics of microHelix in April 2005.

James M. Thornton became a director of microHelix in September 2005. Mr. Thornton co-founded Guide Ventures, a Seattle based venture fund focused on technology and life sciences, where he has served as Managing Director since 1999. Previously, he served as chief executive officer and chief financial officer of Lifespex Corporation, a bio-photonics medical device company, and was VP Finance and Operations for Aldus Corporation (Nasdaq: ALDC), a Seattle based software company, from 1985 to 1988. Mr. Thornton received his Bachelor of Science degree from Manhattan College and his M.B.A. from Rutgers University. Mr. Thornton is a director and the Chairman of the Audit Committee of Bocada Corporation, a storage software company.

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director.

Board Meetings and Committees

The Board of Directors met four times in 2004. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors while such director was a director, and the total number of meetings held by all committees of the Board on which the director served during the relevant period. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

The Audit Committee meets with management and our independent public accountants to review the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary, and such other matters referred to the Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met once in 2004. During 2004, the Audit Committee consisted of Mr. Crary, Mr. Williams and Mr. Rixford. On September 19, 2005, Mr. Thornton replaced Mr. Crary on the Audit Committee, which currently consists of Mr. Thornton, Mr. Williams and Mr. Rixford. Mr. Rixford joined the Audit Committee effective May 1, 2004. Mr. Rixford is not an independent director since he was employed by the Company within the past three years. Mr. Rixford is qualified as an audit committee financial expert.

The Compensation Committee of the Board has the responsibility to nominate candidates to serve on the Board. The Compensation Committee also reviews and recommends the compensation and benefits of our officers, reviews general policy matters relative to employee compensation and benefits, and administers the issuance of stock options, stock grants and discretionary bonuses to our officers, employees, directors and consultants. The Compensation Committee will consider director candidates recommended by shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company's policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Compensation Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. The Committee recommends candidates for nomination as directors for shareholders to consider and vote upon at the Annual Meeting. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

A shareholder wishing to nominate a candidate for election to the Company's Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected may submit a written notice of his or her nomination of a candidate to the Company's Secretary at its principal executive offices. The submission must be received at the Company's principal executive offices a reasonable time before the Company begins to print and mail its proxy materials.

A shareholder's notice to the Secretary, in order to be valid, must set forth (i) the name and address of the shareholder, as they appear on the Company's books, as well as the shareholder's business address and telephone number and residence address and telephone number of the shareholder nominating such candidate; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Compensation Committee met once 2004. In 2004, the Compensation Committee consisted of two independent directors, Mr. Crary and Mr. Williams. The Compensation Committee currently consists of Mr. Crary and Mr. Williams.

Director Compensation

Outside directors are eligible to be paid a $2,000 annual retainer, $350 for each Board meeting attended and $200 for each committee meeting attended. In addition the Chairman of the Board, the Compensation Committee Chair and the Audit Committee Chair each are eligible to be paid an additional $1,000 retainer. The outside directors waived all such cash retainers in 2004 and received instead a grant of 10,000 shares of the Company's Common Stock. Outside directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company. Employee directors do not receive any fees for serving on the Board.

MANAGEMENT

Executive Officers and Key Employees

The following table sets forth certain information with respect to the executive officers and key employees of the Company.

Executive Officers

Name	Age	Position
Tyram H. Pettit	54	Director, President, Chief Executive Officer, Vice President - Finance, and Assistant Secretary
Terrence A. Rixford	69	Director and Secretary
David R. Martell	60	Vice-President - Ultrasound Division
Marti D. Lundy	58	Vice-President - Moore Electronics

Key Employees

James E. Horswill	57	Corporate Controller

Information concerning the principal occupation of Messrs. Pettit and Rixford and Ms. Lundy is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of Messrs. Martell and Horswill is set forth below.

Mr. David R. Martell was appointed a Vice President of microHelix in June 2004. Prior to his appointment he was General Manager of the Tucson/Nogales ultrasound assembly division for the Company. Mr. Martell was Operations Manager for Alcatel Cable for five years prior to joining microHelix. Mr. Martell was a co-founder of Vermont Semiconductor Inc., and has 35 years of management, engineering and business experience in micro miniature medical cable assembly, chip & wire, IC & hybrid assembly, thick film ceramic fabrication and electronic fuel gauging systems for space systems. Mr. Martell has managed manufacturing companies in Canada, the United States and Mexico. Mr. Martell attended Vermont State College and the DeVry Technical Institute for Electronic Engineering.

Mr. James E. Horswill was appointed Corporate Controller in July 2005. From 1998 through July 2005, Mr. Horswill was the controller of Komatsu Silicon America, Inc. He began his accounting career in 1973 and has served as controller for several corporations. Mr. Horswill received his Bachelor of Science in Business Administration from Linfield College and his M.B.A. from George Fox University.

Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the last three fiscal years to our President and Chief Executive Officer. No other executive officer received compensation in excess of $100,000 in any year.

	Annual Compensation			Long-Term Compensation Securities Underlying Options	All Other Compensation
Name	Year	Salary	Bonus
Tyram H. Pettit	2004	$80,935	$25,000(1)	-	$0
	2003	$87,077	$0	16,667	$0
	2002 (2)	$98,000	$0	18,320	$0

(1)	Bonus granted upon completion of sale of assets to Advanced Neuromodulation Systems, Inc.
(2)	Mr. Pettit served as Chief Operating Officer from January through August 2002 and was appointed President and Chief Executive Officer at that time.

Option Grants in Last Fiscal Year

No options were granted in 2004 to our named executive officer.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth for our named executive officer the number and value of unexercised options as of December 31, 2004. No stock options were exercised by our named executive officer during 2004.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised Options at December 31, 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Tyram H. Pettit	0	$0	19,017	20,755	$0	$0

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose compensation exceeds $100,000. This information is provided in the Executive Compensation section of this Proxy Statement. Salary information is included for Mr. Pettit as our President and Chief Executive Officer. No other executive officer of microHelix earned in excess of $100,000 in 2004.

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers and key managers of the Company. The Compensation Committee also recommends nominees to the Company's Board of Directors and serves as the Company's nominating committee. The Compensation Committee does not have a written charter.

Executive Compensation Components

The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The key components of the Company's compensation program are base salary, performance based incentive awards and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executives' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis and determines base salary and non-equity incentives for executive officers. The Committee also approves all stock option grants, stock grants and incentive compensation plans.

Base Salary. Base salaries for executives are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives. Changes in base salaries of executives are based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive in developing and executing the Company's strategic plans, developing management employees and exercising leadership.

Performance Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executives should be subject to attainment of specific Company financial performance criteria, including earnings, cash management, achievement of annual business plan targets and individual objectives.

Stock Grants and Options. In addition to a performance incentive program described above, stock grants and options may be awarded to executives primarily based on the executive's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. These awards are designed to retain executives and motivate them to enhance shareholder value by aligning the financial interests of executives with those of shareholders. Stock grants and options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

Compensation of Chief Executive Officer

Mr. Tyram H. Pettit has served as the Company's President and Chief Executive Officer since August 2002. For 2004 Mr. Pettit received a base salary of $80,935 and a cash bonus of $25,000 upon the completion of the sale by the Company of assets to Advanced Neuromodulation Systems, Inc. Mr. Pettit was granted no Common Stock and no options to purchase Common Stock in 2004. This information is detailed in the Executive Compensation section of this Proxy Statement.

Respectfully submitted by the Compensation
Committee of the Board of Directors

COMPENSATION COMMITTEE:

John L. Crary - Chairman
James M. Williams

AUDIT COMMITTEE REPORT

The members of the Audit Committee during 2004 were Messrs. Crary, Williams and, from May 1, 2004 forward, Mr. Rixford. Each of Messrs. Crary and Williams is an independent director. Mr. Rixford is not an independent director since he was employed by the Company within the past three years. The Audit Committee operates under a written charter adopted by the Board of Directors, which was attached as an appendix to the Company's proxy statement for its 2003 annual meeting of shareholders. The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board of Directors. The Audit Committee annually reviews and recommends to the Board of Directors the selection of the Company's independent accountants.

Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the 2004 audited financial statements with management and the Company's independent accountants that audited those statements, Stonefield Josephson, Inc. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the above discussions and review with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC.

Respectfully submitted by the Audit
Committee of the Board of Directors

AUDIT COMMITTEE:

Terrence A. Rixford - Chairman
John L. Crary
James M. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who beneficially own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10 percent of the Common Stock are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% beneficial owners have been filed in a timely manner, except that Yee Ling Hayden has not timely filed a Form 3 with the SEC to reflect her beneficial ownership of 18.8% of our Common Stock due to her beneficial ownership of shares of Series B Preferred and a warrant to purchase shares of Common Stock.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information, as of September 26, 2005, with respect to the beneficial ownership of the Common Stock by: (1) each shareholder known by us to be the beneficial owner of more than five percent of the Common Stock; (2) each of our directors; (3) our Chief Executive Officer; and (4) all executive officers and directors as a group. Unless otherwise indicated, the address of each person listed below is: c/o microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of September 26, 2005 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person, except with respect to Series B Preferred. Since each share of Series B Preferred is immediately convertible into four shares of Common Stock, and thus has four votes, in indicating a person's beneficial ownership of Common Stock it has been assumed that all shares of Series B Preferred have been converted into shares of Common Stock. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
James M. Williams	665,901(1)	6.0%
John L. Crary	517,941(2)	4.7%
Tyram H. Pettit	142,552(3)	1.3%
Terrence A. Rixford	248,673(4)	2.2%
Marti D. Lundy	1,000,000(5)	9.0%
James M. Thornton	10,000	*
Paulson Group(6)	2,171,790(7)	19.4%
Yee Ling Hayden	2,100,000(8)	18.9%
Daniel E. Kern	600,000(9)	5.4%
SCG Capital LLC	600,000(10)	5.4%
All executive officers and directors
as a group (7 persons)	2,668,273(11)	23.9%

* Less than one percent.

(1)
Includes 52,693 shares of Common Stock and 150,000 shares of Series B Preferred owned by a corporation controlled by Mr. Williams and members of his family, Class B warrants to purchase 4,700 shares of Common Stock, and options to purchase 8,508 shares of Common Stock.

(2)
Includes 95,377 shares of Common Stock and 60,000 shares of Series B Preferred held in a trust of which Mr. Crary is both the trustee and the beneficiary, options to purchase 8,140 shares of Common Stock, and Class B warrants to purchase 14,424 shares of Common Stock held by the trust. Also includes 40,000 shares of Series B Preferred held in trusts for two of Mr. Crary's children, as to which Mr. Crary is the trustee.

(3)	Includes 55,417 shares of Common Stock, options to purchase 27,135 shares of Common Stock and 15,000 shares of Series B Preferred.

(4)
Includes 4,000 shares of Common Stock, options to purchase 19,007 shares of Common Stock, 25,000 shares of Common Stock and 50,000 shares of Series B Preferred held by a trust of which Mr. Rixford is both the trustee and the beneficiary, and Class B warrants to purchase 666 shares of Common Stock.

(5)	Includes 250,000 shares of Series B Preferred.

(6)
Common Stock, Class B warrants to purchase Common Stock and Series B Preferred (see note 7) are held by Paulson Investment Company, Inc. and Chester L. F. Paulson. Paulson Investment Company, Inc. is a registered broker/dealer and a wholly owned subsidiary of Paulson Capital Corp. Chester L. F. Paulson and Jacqueline M. Paulson are controlling managers of Paulson Family LLC, which is a controlling shareholder of Paulson Capital Corp. Mr. and Ms. Paulson and Paulson Family LLC disclaim any beneficial ownership of securities held in the names of Paulson Investment Company, Inc. or Paulson Capital Corp. The business address of Paulson Investment Company, Inc. is 811 SW Front Street, Suit 200, Portland, Oregon 97204.

(7)
Includes 394,573 shares of Common Stock, Class B warrants to purchase 83,333 shares of Common Stock and 400,000 shares of Series B Preferred held by Paulson Investment Company, Inc. Also includes warrants to purchase 46,942 Units, each Unit consisting of one share of Common Stock and one Class B warrant, of which the right to purchase 42,487 Units is held by Paulson Investment Company, Inc. and the right to purchase 4,455 Units is held by Chester L. F. Paulson.

(8)
Includes 500,000 shares of Series B Preferred and a warrant to purchase 100,000 shares of Common Stock held by Trust Company of America for the benefit of Yee Ling Hayden. Business address is: 7103 S. Revere Parkway, Englewood, Colorado 80112.

(9)	Includes 150,000 shares of Series B Preferred Stock. Business address is: 1027 Goldenrod Ave, Corona Del Mar, California 92625.

(10)	Includes 150,000 shares of Series B Preferred Stock. Business address is: 19495 Biscayne Blvd., No. 608, Aventura, Florida 33100.

(11)
Includes 257,487 shares of Common Stock, options to purchase 70,996 shares of Common Stock, 19,790 shares of Common Stock that may be acquired upon exercise of Class B warrants and 580,000 shares of Series B Preferred.

The following table sets forth information, as of September 26, 2005, with respect to the beneficial ownership of the Series B Preferred by: (1) each shareholder known by us to be the beneficial owner of more than five percent of the Series B Preferred; (2) each of our directors; (3) our Chief Executive Officer; and (4) all executive officers and directors as a group. Unless otherwise indicated, the address of each person listed below is: c/o microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. As of September 26, 2005, each share of Series B Preferred was convertible into four shares of Common Stock. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Yee Ling Hayden	500,000(1)	22.2%
Paulson Investment Company, Inc.	400,000(2)	17.8%
Marti D. Lundy	250,000	11.1%
James M. Williams	150,000(3)	6.7%
Daniel E. Kern	150,000(4)	6.7%
SCG Capital, LLC	150,000(5)	6.7%
John L. Crary	100,000(6)	4.4%
Terrence A. Rixford	50,000(7)	2.2%
Tyram H. Pettit	15,000	*
All executive officers and directors as a group (7 persons)	580,000	25.8%

* Less than one percent.

(1)	Held by Trust Company of America for the benefit of Yee Ling Hayden. Business address: 7103 S. Revere Parkway, Englewood, Colorado 80112.

(2)	Business address: 811 SW Front Street, Suit 200, Portland, Oregon 97204.

(3)	Shares owned by a corporation controlled by Mr. Williams

(4)	Business address: 1027 Goldenrod Ave, Corona Del Mar, California 92625.

(5)	Business address: 19495 Biscayne Blvd., No. 608, Aventura, Florida 33100.

(6)
Includes 60,000 shares of Series B Preferred held in a trust of which Mr. Crary is both the trustee and the beneficiary. Also including 40,000 shares of Series B Preferred in two trusts for the benefit of Mr. Crary's children, as to which Mr. Crary is the trustee.

(7)	Shares held in a trust of which Mr. Rixford is both a trustee and a beneficiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2003 the Company paid the remaining $135,000 principal on a loan from a trust of which Richard G. Sass is a beneficiary. Mr. Sass was a director of microHelix until April 21, 2004.

BioElectric Corporation, ("BioElectric") a subsidiary of microHelix, borrowed a net amount of $1,042,003 from Mr. Sass through a revolving line of credit. On December 31, 2000, microHelix purchased substantially all of the assets and assumed all of the liabilities of BioElectric, including the loans by Mr. Sass. All loan amounts payable to Mr. Sass were paid in full in April 2004. BioElectric was dissolved in October 2004.

In January 2003 the Company repaid a $135,000 note payable to Mr. Sass. In March 2003 the Company made a principal payment of $500,000 and $4,293 of interest due to Mr. Sass per the terms of certain renegotiated loan agreements. In July 2003 the Company repaid $173,000 to Mr. Sass and consolidated all outstanding notes payable to Mr. Sass in the amount of $337,000 in exchange for the release of a security interest in certain equipment. In December 2003 an additional $100,000 owed to Mr. Sass was converted to Common Stock at $1.41 per share. The Company paid interest to Mr. Sass or affiliates on these various borrowings of $92,281 and $42,869 in 2002 and 2003, respectively. At December 31, 2003, the Company owed Mr. Sass $227,000 pursuant to a promissory note bearing interest at a rate of 7.5% and maturing on December 31, 2004. This loan was paid in full in April 2004.

In addition, during 2003, the Company wrote off an aggregate of $44,941 of receivables from three corporations with which it conducted business that were controlled by Mr. Sass.

In December 2003, Mr. James M. Williams, Chairman of the Board, and Mr. John L. Crary, a director, each purchased $50,000 of Common Stock of the Company at a market price determined pursuant to a formula based on recent trading prices. The consideration paid by each of Mr. Williams and Mr. Crary was the cancellation of promissory notes made by the Company in an equivalent amount.

On March 28, 2003, the Company borrowed $200,000 from Paulson Investment Company, Inc. under a Cash Advance Agreement. On September 28, 2004, the outstanding balance payable to Paulson Investment Company, Inc., $113,941.55 including all accrued but unpaid interest, was converted into 277,907 shares of Common Stock at a conversion rate equal to the then-current market price of Common Stock of $0.41 per share.

The terms of the above transactions were as favorable to us or our affiliates as those generally available from unaffiliated third parties. Each transaction was ratified by a majority of our independent directors who did not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended December 31, 2003. On April 29, 2004, Deloitte & Touche LLP resigned as the Company's independent accountants. The reports of Deloitte & Touche LLP for the year ended December 31, 2003 did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to audit scope or accounting principles. However, the reports did contain an explanatory paragraph expressing uncertainty as to the Company's ability to continue as a going concern. The Audit Committee did not recommend the decision to change accountants. There were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company in January 2005 appointed Stonefield Josephson, Inc. as the Company's independent public accountants. Representatives of Stonefield Josephson, Inc. are expected either to be present at the Annual Meeting or to be available to respond to questions. If Stonefield Josephson, Inc. desires to make a statement at the Annual Meeting, we will provide it an opportunity to do so.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for 2003.

2003
Audit Fees	$122,240
Audit-Related Fees	--
Tax Fees	--
All Other Fees	--
Totals	$122,240

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson, Inc. for 2004.

2004
Audit Fees	$168,099
Audit-Related Fees	--
Tax Fees	17,500
All Other Fees	--
Totals	$185,599

Audit Fees. Audit services of Deloitte & Touche LLP for 2003 and of Stonefield Josephson, Inc. for 2004 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the filings made with the Securities and Exchange Commission.

All Other Fees. There were no fees billed by Deloitte & Touche LLP or Stonefield Josephson, Inc. for services other than as described under "Audit Fees" and "Tax Fees" for the years ended December 31, 2003 or December 31, 2004.

All of the services described above were approved by the Audit Committee. The Audit Committee has not adopted formal pre-approval policies, but has the sole authority to engage the Company's outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firms prior to the performance of any services. Approval for such services is evaluated during the Audit Committee meetings and must be documented by signature of an Audit Committee member on the engagement letter of the independent accounting firm.

DISCRETIONARY AUTHORITY

For this year's Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Annual Meeting is received at the principal executive offices of the Company after the date of this proxy statement, proxy voting on that proposal, when and if raised at the Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

The Company expects to hold its 2006 Annual Meeting of Shareholders in June 2006. Therefore, any shareholder proposal intended for inclusion in the Proxy Statement and form of proxy relating to the Company's 2006 Annual Meeting of Shareholders must be received by the Company not later than March 31, 2006, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

Any shareholder desiring to communicate with the Board of Directors, or one or more members, may do so by addressing their written correspondence to microHelix, Inc., Board of Directors, c/o Corporate Secretary, 19500 SW 90th Court, Tualatin, Oregon 97062. The Secretary of the Company will promptly forward all such communications to the specified addressees.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2005 Annual Meeting of Shareholders. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Allen Nelson & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable out-of-pocket expenses. This solicitation will be by mail, telephone, and other means.

ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-KSB as filed with the SEC for the year ended December 31, 2004. Written requests should be mailed to Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062.

By Order of the Board of Directors

JAMES M. WILLIAMS
Chairman of the Board

Portland, Oregon
October 7, 2005

MICROHELIX, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANAGEMENT OF MICROHELIX, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 16, 2005

The undersigned shareholder of microHelix, Inc., an Oregon corporation (the "Company"), does hereby appoint Tyram H. Pettit and Terrence A. Rixford, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (Pacific Time) on November 16, 2005 at the offices of the Company, 19500 SW 90th Court, Tualatin, Oregon and any adjournments or postponements thereof upon the following matters. This proxy is solicited on behalf of the Company's Board of Directors.

1. To elect the following persons as directors of the Company for the ensuing year:

James M. Williams	FOR	(	)	WITHHOLD	(	)
Tyram H. Pettit	FOR	(	)	WITHHOLD	(	)
Terrence A. Rixford	FOR	(	)	WITHHOLD	(	)
John L. Crary	FOR	(	)	WITHHOLD	(	)
Marti D. Lundy	FOR	(	)	WITHHOLD	(	)
James M. Thornton	FOR	(	)	WITHHOLD	(	)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2. Upon such matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in the manner determined by a majority of the Board of Directors to be in the best interest of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

___________________________________	___________________________________
Typed or Printed name(s)	Title or authority, if applicable

___________________________________	___________________________________
Authorized Signature	Date

Please sign exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such Proxy Forms in the accompanying envelope.